                                                                   EXHIBIT 11.0
                                                                   (Page 1 of 2)
                         MATTEL, INC. AND SUBSIDIARIES
                  COMPUTATION OF (LOSS) INCOME PER COMMON AND
                            COMMON EQUIVALENT SHARE

                   (In thousands, except per share amounts)

                                                                                       For the
                                                                                 Three Months Ended
                                                                             --------------------------
                                                                             March 31,        March 31,
                                                                                1999             1998
                                                                             ---------        ---------
BASIC
-----
Net (loss) income                                                            $(17,856)         $12,669

Less: Dividends on convertible preferred stock                                 (1,990)          (1,990)
                                                                             --------          -------

Net (loss) income applicable to common shares                                $(19,846)         $10,679
                                                                             ========          =======

Applicable Shares for Computation of (Loss) Income per Share:

Weighted average common shares outstanding                                    286,153          293,048
                                                                             ========          =======

Basic (Loss) Income Per Common Share:

Net (loss) income per common share                                             $(0.07)           $0.04
                                                                             ========          =======

                                                                   EXHIBIT 11.0
                                                                   (Page 2 of 2)
                         MATTEL, INC. AND SUBSIDIARIES
                  COMPUTATION OF (LOSS) INCOME PER COMMON AND
                            COMMON EQUIVALENT SHARE

                   (In thousands, except per share amounts)

                                                                                       For the
                                                                                 Three Months Ended
                                                                             --------------------------
                                                                             March 31,        March 31,
                                                                                1999             1998
                                                                             ---------        ---------
DILUTED
-------
Net (loss) income                                                            $(17,856)         $12,669

Less: Dividends on convertible preferred stock                                 (1,990)          (1,990)
                                                                             --------          -------

Net (loss) income applicable to common shares                                $(19,846)         $10,679
                                                                             ========          =======

Applicable Shares for Computation of (Loss) Income per Share:

Weighted average common shares outstanding                                    286,153          293,048
Weighted average common equivalent shares arising from:
      Dilutive stock options                                                        -            4,422
      Assumed conversion of Series C convertible preferred stock                    -                -
      Disney warrant                                                                -               29
      Stock subscription warrants                                                   -              665
                                                                             --------          -------
Weighted average number of common and common
  equivalent shares                                                           286,153          298,164
                                                                             ========          =======

Diluted (Loss) Income Per Common Share:

Net (loss) income per common share                                             $(0.07)           $0.04
                                                                             ========          =======
